Exhibit 1A(8)(o)(i)     Amendment to Fund Participation Agreement between GE
                        Investments Funds, Inc. and GE Life and Annuity
                        Assurance Company.

                                  Schedule 3
                           PARTICIPATION AGREEMENT
                                 By and Among

                    GE LIFE AND ANNUITY ASSURANCE COMPANY
          (formerly known as THE LIFE INSURANCE COMPANY OF VIRGINIA)
                                     And
                          GE INVESTMENTS FUNDS, INC.
                                     And
                    GE INVESTMENT MANAGEMENT INCORPORATED
                        (as amended February 24, 1999)

                             Name(s) of Portfolio

S & P 500 Index Fund
Money Market Fund
Total Return Fund
International Equity Fund
Real Estate Securities Fund
Global Income Fund
Value Equity Fund
Income Fund
U.S. Equity Fund
Premier Growth Equity Fund


                                    Approved: /s/Michael Cosgrove
                                    Title:
                                    GE Investment Management Incorporated


                                    Approved: /s/Michael Cosgrove
                                    Title:
                                    GE Investment Management Incorporated

                                    Approved: /s/ Geoffrey S. Stiff
                                    Title: Senior Vice President
                                    GE Life and Annuity Assurance Company